
<ARTICLE> 7
<LEGEND>
Financial Data Schedules for the latest three fiscal years ended December 31, 1998 and the interim periods for the latest two fiscal years ended December 31, 1998 have been restated for the merger of SunAmerica Inc. into AIG. This merger was accounted for as a pooling of interests. The earnings per share information for these periods have also been restated for a common stock split in the form of a 25 percent common stock dividend paid July 30, 1999.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   9-MOS                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998             DEC-31-1997
<PERIOD-START>                             JAN-01-1998             JAN-01-1997
<PERIOD-END>                               SEP-30-1998             SEP-30-1997
<EXCHANGE-RATE>                                      1                       1
<DEBT-HELD-FOR-SALE>                            62,800                  54,944
<DEBT-CARRYING-VALUE>                           13,022                  12,642
<DEBT-MARKET-VALUE>                             14,048                  13,369
<EQUITIES>                                       4,827                   6,365
<MORTGAGE>                                       6,899                   6,266
<REAL-ESTATE>                                    1,447                   1,506
<TOTAL-INVEST>                                 159,083                 136,435
<CASH>                                             210                     173
<RECOVER-REINSURE>                              17,118                  17,311
<DEFERRED-ACQUISITION>                           7,385                   7,423
<TOTAL-ASSETS>                                 223,830                 192,113
<POLICY-LOSSES>                                 63,764                  59,720
<UNEARNED-PREMIUMS>                              9,910                   8,717
<POLICY-OTHER>                                       0                       0
<POLICY-HOLDER-FUNDS>                           35,369                  32,813
<NOTES-PAYABLE>                                 22,188                  18,260
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                         3,255                   2,292
<OTHER-SE>                                      25,543                  23,370
<TOTAL-LIABILITY-AND-EQUITY>                   223,830                 192,113
<PREMIUMS>                                      17,744                  16,647
<INVESTMENT-INCOME>                              5,377                   4,664
<INVESTMENT-GAINS>                                 141                      68
<OTHER-INCOME>                                   (106)                    (65)
<BENEFITS>                                      15,182                  14,208
<UNDERWRITING-AMORTIZATION>                      1,536                   1,548
<UNDERWRITING-OTHER>                             2,616                   2,321
<INCOME-PRETAX>                                  4,621<F1>               3,880<F1>
<INCOME-TAX>                                     1,327                   1,114
<INCOME-CONTINUING>                              3,162                   2,709
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                     3,162                   2,709
<EPS-BASIC>                                       2.08                    1.79
<EPS-DILUTED>                                     2.03                    1.76
<RESERVE-OPEN>                                  21,171                  20,407
<PROVISION-CURRENT>                              7,842                   7,038
<PROVISION-PRIOR>                                    0                       0
<PAYMENTS-CURRENT>                               2,551                   2,320
<PAYMENTS-PRIOR>                                 4,813                   4,084
<RESERVE-CLOSE>                                 24,545<F2>              21,041
<CUMULATIVE-DEFICIENCY>                              0                       0

<F1>Amount represents income before taxes and minority interest.
<F2>Includes the opening balances of net reserve for losses and loss expenses with respect to the acquisition of Transatlantic and 20th Century.

